FIXED RATE SENIOR NOTE

REGISTERED                                                      REGISTERED
No. FXR                                                         U.S.$
                                                                CUSIP: 617446GC7

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                                         MORGAN STANLEY DEAN WITTER & CO.
                                     SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                                   (Fixed Rate)

                                       % EXCHANGEABLE NOTE DUE NOVEMBER 30, 2007
                                    (EXCHANGEABLE FOR SHARES OF COMMON STOCK OF
                                            KIMBERLY-CLARK CORPORATION)

===================================================================================================================
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:               MATURITY DATE:
                  , 2000           DATE: See "MSDW              0.25% per annum              November 30, 2007
                                   Call Right" below
-------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
     DATE: November 17,            PERCENTAGE:                  DATE(S): Each May            REPAYMENT
     2000                          100%                         30 and November 30,          DATE(S): N/A
                                                                beginning May 30,
                                                                2001
-------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
     U.S. Dollars                  PERCENTAGE                   PERIOD:  Semi-               MODIFIED
                                   REDUCTION: N/A               annually                     PAYMENT UPON
                                                                                             ACCELERATION:
                                                                                             See "Alternate
                                                                                             Calculation in case of
                                                                                             an Event of Default"
                                                                                             below
-------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
     CURRENCY                      PERIOD: N/A                  ANNUAL
     OTHER THAN                                                 INTEREST
     U.S. DOLLARS,                                              PAYMENTS: N/A
     OPTION TO
     ELECT
     PAYMENT IN
     U.S. DOLLARS:
     N/A
-------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                           ORIGINAL YIELD TO
     AGENT: N/A                                                                              MATURITY: N/A
-------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
     See below
===================================================================================================================



                                                       A-2

Issue Price.................................     $           (     % of principal amount at maturity)

Exchange Right..............................     On any Exchange Date, subject to a prior call of this
                                                 Note for cash in an amount equal to the Call Price by
                                                 the Issuer as described under "MSDW Call Right"
                                                 below, the holder of this Note shall be entitled upon
                                                 (i) completion by the holder and delivery to the Issuer
                                                 and the Calculation Agent of an Official Notice of
                                                 Exchange (in the form of Annex A attached hereto)
                                                 prior to 11:00 a.m. New York City time on such date
                                                 and (ii) delivery on such date of this Note to the
                                                 Trustee, to exchange each $1,000 principal amount of
                                                 this Note for __________ shares (the "Exchange Ratio") of
                                                 the common stock, $1.25 par value (Kimberly-Clark
                                                 Stock"), of Kimberly-Clark Corporation ("Kimberly-
                                                 Clark"), subject to any adjustment (x) to the Exchange
                                                 Ratio or (y) in the stock, other securities or other
                                                 property or assets (including, without limitation, cash or other classes of stock of Kimberly-Clark) ("Other
                                                 Exchange Property") to be delivered instead of or in
                                                 addition to such Kimberly-Clark Stock as a result of
                                                 any corporate event described under "Antidilution
                                                 Adjustments" below, in each case, required to be made
                                                 prior to the close of business on the second Business
                                                 Day after any such Exchange Date.  Upon any such
                                                 exchange, the Issuer may, at its sole option, either
                                                 deliver such Kimberly-Clark Stock (or such Other
                                                 Exchange Property to be delivered instead of or in
                                                 addition to such Kimberly-Clark Stock as aforesaid) or
                                                 pay an amount in cash for each $1,000 principal
                                                 amount of this Note equal to the Exchange Ratio as of
                                                 the close of business on such Exchange Date times the
                                                 Market Price of one share of Kimberly-Clark Stock (or
                                                 such Other Exchange Property) on the Exchange Date,
                                                 as determined by the Calculation Agent, in lieu of such
                                                 Kimberly-Clark Stock (or such Other Exchange
                                                 Property).  Such delivery or payment shall be made
                                                 3 Business Days after any Exchange Date, subject to
                                                 delivery of this Note to the Trustee on the Exchange
                                                 Date as aforesaid.  Upon any exercise of the Exchange
                                                 Right, the holder of this exchanged Note shall not be
                                                 entitled to receive any cash payment representing any
                                                 accrued but unpaid interest on this Note.


                                                       A-3


                                                 Prior to 9:30 a.m. on the first Business Day
                                                 immediately succeeding any Exchange Date, the Issuer
                                                 shall cause the Calculation Agent to provide written
                                                 notice to the Trustee at its New York office and to
                                                 The Depository Trust Company, or any successor
                                                 depositary ("DTC"), on which notice the Trustee and
                                                 DTC may conclusively rely, (i) of its receipt of any
                                                 such "Official Notice of Exchange," (ii) of the
                                                 Issuer's determination to deliver Kimberly-Clark Stock
                                                 (or, if applicable, any Other Exchange Property to be
                                                 delivered as a result of any corporate event described
                                                 in paragraphs 5 or 6 under "Antidilution Adjustments"
                                                 below) or to pay cash for each $1,000 principal amount
                                                 of this Note and (iii) if Kimberly-Clark Stock (or, if
                                                 applicable, any Other Exchange Property) of the number
                                                 of Kimberly-Clark Stock (or the amount of such Other
                                                 Exchange Property), and of the amount of any cash to
                                                 be paid in lieu of fractional shares of Kimberly-Clark
                                                 Stock (or of any other securities included in Other
                                                 Exchange Property, if applicable) or, if cash is to be
                                                 paid, of the amount of such cash for each $1,000
                                                 principal amount of this Note. If, as a result of any
                                                 corporate event described under "Antidilution
                                                 Adjustments" occurring during the period from and
                                                 including the Exchange Date to but excluding the third
                                                 Business Day following the Exchange Date, the
                                                 Calculation Agent makes any adjustment to the Exchange
                                                 Ratio and consequent adjustment to the number of
                                                 shares of Kimberly-Clark Stock to be delivered or any
                                                 adjustment to the quantity of any Other Exchange
                                                 Property due to the holder of this Note, the
                                                 Calculation Agent shall give prompt notice of any such
                                                 adjustments to the Trustee at its New York office and
                                                 to DTC, on which notice the Trustee may conclusively
                                                 rely. No adjustments to the Exchange Ratio will be
                                                 made after the Exchange Date if the Issuer has given
                                                 notice that it will deliver cash for each $1,000
                                                 principal amount of this Note.

                                                 The Issuer shall, or shall cause the Calculation Agent
                                                 to, deliver any such Kimberly-Clark Stock (or any
                                                 Other Exchange Property) or such cash to the Trustee
                                                 for delivery to the holders.


                                                 A-4


No Fractional Shares .......................     If upon any exchange of this Note the Issuer chooses to
                                                 deliver Kimberly-Clark Stock (and, if applicable, any
                                                 other stock or other securities), the Issuer shall pay cash in lieu of delivering fractional shares of Kimberly-Clark
                                                 Stock (and, if applicable, of any other stock or
                                                 securities) in an amount  equal to the corresponding
                                                 fractional Market Price of such fraction of shares of
                                                 Kimberly-Clark Stock (or, if applicable, of such other
                                                 stock or other securities) as determined by the
                                                 Calculation Agent as of such Exchange Date.

Exchange Ratio..............................                 , subject to adjustment for certain corporate
                                                 events relating to Kimberly-Clark Corporation.  See
                                                 "Antidilution Adjustments" below.

Exchange Date...............................     Any Trading Day that falls during the period beginning
                                                 December 18, 2000 and ending on the day prior to the
                                                 earliest of (i) the last scheduled Trading Day prior to the
                                                 Maturity Date, (ii) the fifth scheduled Trading Day
                                                 prior to the Call Date and (iii) in the event of a call for the cash Call Price as described under "--MSDW Call
                                                 Right" below, the last scheduled Trading Day prior to
                                                 the MSDW Notice Date.

MSDW Call Right ............................     On or after November 18, 2002, the Issuer may call this
                                                 Note, in whole but not in part, for mandatory exchange
                                                 into Kimberly-Clark Stock (and, if applicable, any
                                                 Other Exchange Property) at the Exchange Ratio;
                                                 provided that, if Parity on the Trading Day immediately
                                                 preceding the MSDW Notice Date, as determined by
                                                 the Calculation Agent, is less than the Call Price, the
                                                 Issuer shall (under those circumstances only) pay the
                                                 Call Price in cash on the Call Date.

                                                 On or after the MSDW Notice Date, unless the Issuer
                                                 has called this Note for cash, the holder of this Note
                                                 shall continue to be entitled to exercise the Exchange
                                                 Right and receive any amounts described under
                                                 "Exchange Right" above.

                                                 On the MSDW Notice Date, the Issuer shall give notice
                                                 of the Issuer's exercise of the MSDW Call Right (i) to
                                                 the holder of this Note by mailing notice of such
                                                 exercise by first class mail, postage prepaid, at
                                                 least 30

                                                 A-5




                                                 days and not more than 60 days prior to the date (the
                                                 "Call Date") on which the Issuer shall effect such
                                                 exchange at the holder's last address as it shall
                                                 appear upon the registry books, (ii) to the Trustee by
                                                 telephone or facsimile confirmed by mailing such
                                                 notice to the Trustee by first class mail, postage
                                                 prepaid, at its New York office and (iii) to DTC in
                                                 accordance with the applicable procedures set forth in
                                                 the Letter of Representations related to this Note.
                                                 Any notice which is mailed in the manner herein
                                                 provided shall be conclusively presumed to have been
                                                 duly given, whether or not the holder of this Note
                                                 receives the notice. Failure to give notice by mail,
                                                 or any defect in the notice to the holder of any Note
                                                 shall not affect the validity of the proceedings for
                                                 the exercise of the MSDW Call Right with respect to
                                                 any other Note.

                                                 The notice of the Issuer's exercise of the MSDW Call
                                                 Right shall specify (i) the Call Date, (ii) whether
                                                 Parity on the Trading Date immediately prior to the
                                                 MSDW Notice Date is less than the Call Price so that
                                                 the Issuer will pay the Call Price in cash on the Call
                                                 Date, (iii) the place or places of payment in cash (in
                                                 the event of a call for the Call Price or if Parity,
                                                 as determined by the Calculation Agent, is equal to or
                                                 greater than the Call Price, the place or places of
                                                 delivery of the Kimberly- Clark Stock, and, if
                                                 applicable, of any Other Exchange Property to be
                                                 delivered as a result of any corporate event described
                                                 in paragraphs 5 or 6 under "Antidilution Adjustments"
                                                 (and of any cash to be paid in lieu of fractional
                                                 shares of Kimberly-Clark Stock (and, if applicable, of
                                                 any such other stock or securities)), (iv) the number
                                                 of shares of Kimberly- Clark Stock (and, if
                                                 applicable, the quantity of any other Exchange
                                                 Property) to be delivered per $1,000 principal amount
                                                 of this Note, (v) that such delivery will be made upon
                                                 presentation and surrender of this Note and (vi) that
                                                 such exchange is pursuant to the MSDW Call Right.

                                                 The notice of the Issuer's exercise of the MSDW Call
                                                 Right shall be given by the Issuer or, at the Issuer's
                                                 request, by the Trustee in the name and at the expense
                                                 of the Issuer.


                                                 A-6


                                                 If shares of Kimberly-Clark Stock (and, if applicable,
                                                 any Other Exchange Property) are to be delivered and,
                                                 as a result of any corporate event described under
                                                 "Antidilution Adjustments" occurring during the period
                                                 from and including the MSDW Notice Date to the close
                                                 of business on the second Business Day prior to the
                                                 Call Date, the Calculation Agent makes any adjustment
                                                 to the Exchange Ratio and consequent adjustment to the
                                                 number of shares of Kimberly-Clark Stock to be
                                                 delivered or any adjustment to the quantity of any
                                                 Other Exchange Property due to the holder of this
                                                 Note, the Calculation Agent shall give prompt notice
                                                 of any such adjustments to the Trustee at its New York
                                                 office and to DTC, on which notice the Trustee and DTC
                                                 may conclusively rely. No adjustment to the Exchange
                                                 Ratio shall be made as a result of any corporate event
                                                 occurring after the close of business on the second
                                                 Business Day prior to the Call Date.

                                                 If this Note is so called for mandatory exchange by
                                                 the Issuer, then, unless the holder subsequently
                                                 exercises his Exchange Right (the exercise of which
                                                 shall not be available to the holder following a call
                                                 for cash in an amount equal to the Call Price), the
                                                 Kimberly-Clark Stock (and, if applicable, any Other
                                                 Exchange Property) or (in the event of a call for
                                                 cash, as described above) cash to be delivered to the
                                                 holder of this Note shall be delivered on the Call
                                                 Date fixed by the Issuer and set forth in its notice
                                                 of its exercise of the MSDW Call Right, upon delivery
                                                 of this Note to the Trustee. The Issuer shall, or
                                                 shall cause the Calculation Agent to, deliver such
                                                 Kimberly-Clark Stock or cash to the Trustee for
                                                 delivery to the holders.

                                                 If this Note is not surrendered for exchange on the
                                                 Call Date, it shall be deemed to be no longer
                                                 Outstanding under, and as defined in, the Senior
                                                 Indenture (as defined below) after the Call Date,
                                                 except with respect to the holder's right to receive
                                                 Kimberly-Clark Stock (and, if applicable, any Other
                                                 Exchange Property) or cash due in connection with the
                                                 MSDW Call Right.

MSDW Notice Date............................     The scheduled Trading Day on which the Issuer issues
                                                 its notice of mandatory exchange, which must be at




                                                 A-7




                                                 least 30 but no more than 60 days prior to the Call
                                                 Date.

Call Date...................................     The scheduled Trading Day on or after November 18,
                                                 2002 specified by the Issuer in its notice of mandatory
                                                 exchange on which the Issuer shall deliver Kimberly-
                                                 Clark Stock or cash to the holder of this Note for
                                                 mandatory exchange.

Parity......................................     With respect to any Trading Day, an amount equal to
                                                 the Exchange Ratio times the Market Price (as
                                                 defined below) of Kimberly-Clark Stock on such
                                                 Trading Day.

Call Price..................................     $1,000 per Note

Market Price................................     If Kimberly-Clark Stock (or any other security for
                                                 which a Market Price must be determined) is listed on
                                                 national securities exchange, is a security of The
                                                 Nasdaq National Market or is included in the OTC
                                                 Bulletin Board Service ("OTC Bulletin Board")
                                                 operated by the National Association of Securities
                                                 Dealers, Inc. (the "NASD"), the Market Price for one
                                                 share of Kimberly-Clark Stock (or one unit of any such
                                                 other security) on any Trading Day means (i) the last
                                                 reported sale price, regular way, on such day on the
                                                 principal United States securities exchange  registered
                                                 under the Securities Exchange Act of 1934, as amended
                                                 (the "Exchange Act"), on which Kimberly-Clark Stock
                                                 (or any such other security) are listed or admitted to
                                                 trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale
                                                 price is not obtainable (even if Kimberly-Clark Stock
                                                 (or other such security) is listed or admitted to trading
                                                 on such securities exchanges), the last reported sale
                                                 price on the over-the-counter market as reported on The
                                                 Nasdaq National Market or OTC Bulletin Board on
                                                 such day.  If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence
                                                 because of a Market Disruption Event or otherwise, the
                                                 Market Price for any Trading Day shall be the mean, as
                                                 determined by the Calculation Agent, of the bid prices
                                                 for Kimberly-Clark Stock (or any such other security)
                                                 obtained from as many dealers in such security (which


                                                 A-8


                                                 may include MS & Co. or any of our other subsidiaries
                                                 or affiliates), but not exceeding three, as shall make
                                                 such bid prices available to the Calculation Agent. A
                                                 "security of The Nasdaq National Market" shall include
                                                 a security included in any successor to such system and
                                                 the term "OTC Bulletin Board Service" shall include any
                                                 successor service thereto.

Trading Day.................................     A day, as determined by the Calculation Agent, on
                                                 which trading is generally conducted on the New York
                                                 Stock Exchange, Inc. ("NYSE"), the American Stock
                                                 Exchange, Inc., the Nasdaq National Market, the
                                                 Chicago Mercantile Exchange and the Chicago Board
                                                 of Options Exchange and in the over-the-counter
                                                 market for equity securities in the United States and on
                                                 which a Market Disruption Event has not occurred.

Calculation Agent...........................     Morgan Stanley & Co. Incorporated and its successors
                                                 ("MS & Co.")

Antidilution Adjustments....................     The Exchange Ratio shall be adjusted as follows:

                                                 1. If Kimberly-Clark Stock is subject to a stock split
                                                 or reverse stock split, then once such split has
                                                 become effective, the Exchange Ratio will be adjusted
                                                 to equal the product of the prior Exchange Ratio and
                                                 the number of shares issued in such stock split or
                                                 reverse stock split with respect to one share of
                                                 Kimberly-Clark Stock.

                                                 2. If Kimberly-Clark Stock is subject (i) to a stock
                                                 dividend (issuance of additional Kimberly-Clark Stock)
                                                 that is given ratably to all holders of Kimberly-Clark
                                                 Stock or (ii) to a distribution of Kimberly-Clark
                                                 Stock as a result of the triggering of any provision
                                                 of the corporate charter of Kimberly-Clark, then once
                                                 the


                                                 A-9


                                                 dividend has become effective with respect to
                                                 Kimberly-Clark Stock and Kimberly-Clark Stock is
                                                 trading ex-dividend, the Exchange Ratio shall be
                                                 adjusted so that the new Exchange Ratio shall equal
                                                 the prior Exchange Ratio plus the product of (i) the
                                                 number of shares issued with respect to one share of
                                                 Kimberly-Clark Stock and (ii) the prior Exchange Ratio.

                                                 3. There shall be no adjustments to the Exchange Ratio
                                                 to reflect cash dividends or other distributions paid
                                                 with respect to Kimberly-Clark Stock other than
                                                 distributions described in paragraph 6 below and
                                                 Extraordinary Dividends as described below. A cash
                                                 dividend or other distribution with respect to
                                                 Kimberly-Clark Stock will be deemed to be an
                                                 "Extraordinary Dividend" if such dividend or other
                                                 distribution exceeds the immediately preceding
                                                 non-Extraordinary Dividend for Kimberly-Clark Stock
                                                 (as adjusted for any subsequent corporate event
                                                 requiring an adjustment hereunder, such as a stock
                                                 split or reverse stock split) by an amount equal to at
                                                 least 10% of the Market Price on the Trading Day
                                                 preceding the ex-dividend date for the payment of such
                                                 Extraordinary Dividend (the "ex-dividend date") on
                                                 the Kimberly-Clark Stock. If an Extraordinary Dividend
                                                 occurs with respect to Kimberly-Clark Stock, the
                                                 Exchange Ratio with respect to Kimberly-Clark Stock
                                                 will be adjusted on the ex-dividend date with respect
                                                 to such Extraordinary Dividend so that the new
                                                 Exchange Ratio shall equal the product of (i) the then
                                                 current Exchange Ratio and (ii) a fraction, the
                                                 numerator of which is the Market Price on the Trading
                                                 Day preceding the ex-dividend date, and the
                                                 denominator of which is the amount by which the Market
                                                 Price on the Trading Day preceding the ex-dividend
                                                 date exceeds the Extraordinary Dividend Amount. The
                                                 "Extraordinary Dividend Amount" with respect to an
                                                 Extraordinary Dividend shall equal (i) in the case of
                                                 cash dividends or other distributions that constitute
                                                 quarterly dividends, the amount per share of such
                                                 Extraordinary Dividend minus the amount per share of
                                                 the immediately preceding non-Extraordinary Dividend
                                                 or (ii) in the case of cash dividends or other
                                                 distributions that do not


                                                 A-10


                                                 constitute quarterly dividends, the amount per share
                                                 of such Extraordinary Dividend. To the extent an
                                                 Extraordinary Dividend is not paid in cash, the value
                                                 of the non-cash component shall be determined by the
                                                 Calculation Agent, whose determination shall be
                                                 conclusive. A distribution on the Kimberly-Clark Stock
                                                 described in paragraph 6 below that also constitutes
                                                 an Extraordinary Dividend shall only cause an
                                                 adjustment to the Exchange Ratio pursuant to paragraph
                                                 6.

                                                 4. If Kimberly-Clark is being liquidated or is subject
                                                 to a proceeding under any applicable bankruptcy,
                                                 insolvency or other similar law, the Notes shall
                                                 continue to be exchangeable into Kimberly-Clark Stock
                                                 so long as an Market Price for Kimberly-Clark Stock is
                                                 available. If a Market Price is no longer available
                                                 for Kimberly-Clark Stock for whatever reason,
                                                 including the liquidation of Kimberly-Clark or the
                                                 subjection of Kimberly-Clark to a proceeding under any
                                                 applicable bankruptcy, insolvency or other similar
                                                 law, then the value of Kimberly-Clark Stock shall
                                                 equal zero for so long as no Market Price is
                                                 available.

                                                 5. If there occurs any reclassification or change of
                                                 Kimberly-Clark Stock, including, without limitation,
                                                 as a result of the issuance of tracking stock by
                                                 Kimberly- Clark, or if Kimberly-Clark has been subject
                                                 to a merger, combination or consolidation and is not
                                                 the surviving entity, or if there occurs a sale or
                                                 conveyance to another corporation of the property and
                                                 assets of Kimberly-Clark as an entirety or
                                                 substantially as an entirety, in each case as a result
                                                 of which the holders of Kimberly-Clark Stock shall be
                                                 entitled to receive stock, other securities or other
                                                 property or assets (including, without limitation,
                                                 cash or other shares of Kimberly- Clark Stock)
                                                 ("Exchange Property") with respect to or in exchange
                                                 for such Kimberly-Clark Stock, then the holders of the
                                                 Notes then outstanding shall be entitled thereafter to
                                                 exchange such Notes into the kind and amount of
                                                 Exchange Property that they would have owned or been
                                                 entitled to receive upon such reclassification,
                                                 change, merger, combination,


                                                 A-11


                                                 consolidation, sale or conveyance had such holders
                                                 exchanged such Notes at the then current Exchange
                                                 Ratio for Kimberly-Clark Stock immediately prior to
                                                 any such corporate event, but without interest
                                                 thereon. At such time, no adjustment will be made to
                                                 the Exchange Ratio.

                                                 6. If Kimberly-Clark issues to all holders of
                                                 Kimberly- Clark Stock equity securities of an issuer
                                                 other than Kimberly-Clark (other than in a transaction
                                                 described in paragraph 5 above), then the holders of
                                                 the Notes then outstanding shall be entitled to
                                                 receive such new equity securities upon exchange of
                                                 such Notes. The Exchange Ratio for such new equity
                                                 securities shall equal the product of the Exchange
                                                 Ratio in effect for Kimberly- Clark Stock at the time
                                                 of the issuance of such new equity securities times
                                                 the number of shares of the new equity securities
                                                 issued with respect to one share of Kimberly-Clark
                                                 Stock.

                                                 7. No adjustments to the Exchange Ratio shall be
                                                 required other than those specified above. The
                                                 adjustments specified above do not cover all of the
                                                 events that could affect the Market Price. However,
                                                 the Issuer may, at its sole discretion, cause the
                                                 Calculation Agent to make additional changes to the
                                                 Exchange Ratio upon the occurrence of corporate or
                                                 other similar events that affect or could potentially
                                                 affect market prices of, or shareholders' rights in,
                                                 the Kimberly-Clark Stock (or other Exchange Property)
                                                 but only to reflect such changes, and not with the aim
                                                 of changing relative investment risk.

                                                 No adjustments to the Exchange Ratio will be required
                                                 unless such adjustment would require a change of at
                                                 least 0.1% in the Exchange Ratio then in effect. The
                                                 Exchange Ratio resulting from any of the adjustments
                                                 specified above will be rounded to the nearest one
                                                 hundred-thousandth with five one-millionths being
                                                 rounded upward.

                                                 The Calculation Agent shall be solely responsible for
                                                 the determination and calculation of any adjustments to


                                                 A-12


                                                 the Exchange Ratio and of any related determinations
                                                 and calculations with respect to any distributions of
                                                 stock, other securities or other property or assets
                                                 (including cash) in connection with any corporate
                                                 event described in paragraph 5 or 6 above, and its
                                                 determinations and calculations with respect thereto
                                                 shall be conclusive.

                                                 The Calculation Agent shall provide information as to
                                                 any adjustments to the Exchange Ratio upon written
                                                 request by any holder of the Notes.

Market Disruption Event.....................     "Market Disruption Event" means, with respect to
                                                 Kimberly-Clark Stock, the occurrence or existence of
                                                 any of the following events as determined by the
                                                 Calculation Agent:

                                                  (i) a suspension, absence or material limitation of
                                                  trading of Kimberly-Clark Stock on the primary market
                                                  for Kimberly-Clark Stock for more than two hours of
                                                  trading or during the one-half hour period preceding
                                                  the close of trading in such market; or a breakdown or
                                                  failure in the price and trade reporting systems of
                                                  the primary market for Kimberly-Clark Stock as a
                                                  result of which the reported trading prices for
                                                  Kimberly-Clark Stock during the last one-half hour
                                                  preceding the closing of trading in such market are
                                                  materially inaccurate; or the suspension, absence or
                                                  material limitation on the primary market for trading
                                                  in options contracts related to Kimberly-Clark Stock,
                                                  if available, during the one-half hour period
                                                  preceding the close of trading in the applicable
                                                  market; and

                                                  (ii) a determination by the Calculation Agent in its
                                                  sole discretion that any event described in clause (i)
                                                  above materially interfered with the ability of the
                                                  Issuer or any of its affiliates to unwind all or a
                                                  material portion of the hedge with respect to the
                                                  0.25% Exchangeable Notes due November 30, 2007
                                                  (Exchangeable for Shares of Common Stock of
                                                  Kimberly-Clark Corporation).


                                                 A-13



                                                  For purposes of determining whether a Market Disruption
                                                  Event has occurred: (1) a limitation on the hours or
                                                  number of days of trading shall not constitute a Market
                                                  Disruption Event if it results from an announced change
                                                  in the regular business hours of the relevant exchange,
                                                  (2) a decision to permanently discontinue trading in
                                                  the relevant option contract shall not constitute a
                                                  Market Disruption Event, (3) limitations pursuant to
                                                  NYSE Rule 80A (or any applicable rule or regulation
                                                  enacted or promulgated by the NYSE, any other
                                                  self-regulatory organization or the Securities and
                                                  Exchange Commission of similar scope as determined by
                                                  the Calculation Agent) on trading during significant
                                                  market fluctuations shall constitute a suspension,
                                                  absence or material limitation of trading, (4) a
                                                  suspension of trading in an options contract on
                                                  Kimberly-Clark Stock by the primary securities market
                                                  trading in such options, if available, by reason of (x)
                                                  a price change exceeding limits set by such securities
                                                  exchange or market, (y) an imbalance of orders relating
                                                  to such contracts or (z) a disparity in bid and ask
                                                  quotes relating to such contracts shall constitute a
                                                  suspension, absence or material limitation of trading
                                                  in options contracts related to Kimberly-Clark Stock
                                                  and (5) a suspension, absence or material limitation of
                                                  trading on the primary securities market on which
                                                  options contracts related to Kimberly-Clark Stock are
                                                  traded shall not include any time when such securities
                                                  market is itself closed for trading under ordinary
                                                  circumstances.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an Event of Default with respect to this Note
                                                 shall have occurred and be continuing, the amount
                                                 declared due and payable upon any acceleration of this
                                                 Note shall be determined by MS & Co., as Calculation
                                                 Agent, and shall be equal to the principal amount of
                                                 this Note plus any accrued and unpaid interest at the
                                                 Interest Rate to but not including the date of
                                                 acceleration; provided that if (x) the holder of this Note has submitted an Official Notice of Exchange to the


                                                 A-14


                                                 Issuer in accordance with the Exchange Right or (y)
                                                 the Issuer has called this Note, other than a call for
                                                 the cash Call Price, in accordance with the MSDW Call
                                                 Right, the amount declared due and payable upon any
                                                 such acceleration shall be an amount in cash for each
                                                 $1,000 principal amount of this Note equal to the
                                                 Exchange Ratio times the Market Price, determined by
                                                 the Calculation Agent as of the Exchange Date or as of
                                                 the date of acceleration, respectively, and shall not
                                                 include any accrued and unpaid interest thereon;
                                                 provided further that if the Issuer has called this
                                                 Note for cash in an amount equal to the Call Price, in
                                                 accordance with the MSDW Call Right, the amount
                                                 declared due and payable upon any such acceleration
                                                 shall be an amount in cash for each $1,000 principal
                                                 amount of this Note equal to the Call Price.


                                                 A-15

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal sum of U.S.$
(UNITED STATES DOLLARS                         ), on the Maturity Date specified
above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately

11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED:                     , 2000               MORGAN STANLEY DEAN WITTER & CO.


                                                By:
                                                   ----------------------------
                                                   Name:  Alexander C. Frank
                                                   Title: Treasurer

TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This  is one of the Notes referred
to in the within-mentioned
Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee

By:
   -------------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S.

dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM  -  as tenants in common
          TEN ENT  -  as tenants by the entireties
          JT TEN   -  as joint tenants with right of survivorship and not as
                      tenants in common

         UNIF GIFT MIN ACT- _________________________ Custodian ________________
                                    (Minor)                        (Cust)

         Under Uniform Gifts to Minors Act______________________________________
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



-------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:_____________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
______.


Dated: _________________________________   _____________________________________
                                           NOTICE: The signature on this Option
                                           to Elect Repayment must correspond
                                           with the name as written upon the
                                           face of the within instrument in
                                           every particular without alteration
                                           or enlargement.